Exhibit 5.1

Alan Denenberg	Davis Polk & Wardwell LLP
+1 650 752 2004	1600 El Camino Real
alan.denenberg@davispolk.com	Menlo Park, CA 94025

May 10, 2022

Dynamics Special Purpose Corp.

2875 El Camino Real

Redwood City, California, 94061

Ladies and Gentlemen:

We have acted as counsel to Dynamics Special Purpose Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-4 (File No. 333-262707), including the proxy statement/prospectus forming a part thereof (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the registration of the offering by the Company of up to 26,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), in connection with and pursuant to the terms of the Business Combination Agreement, dated as of December 19, 2021, as amended from time to time, including as amended by Amendment No. 1 to Business Combination Agreement, dated as of February 12, 2022 (the “Business Combination Agreement”), by and among the Company, Explore Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Company (the “Merger Sub”), and Senti Biosciences, Inc., a Delaware corporation (“Senti”), pursuant to which Merger Sub will merge with and into Senti, with Senti surviving as a wholly-owned subsidiary of the Company (the “Business Combination”).

We, as your counsel, have prepared or examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments, and have conducted such other investigations of fact and law, as we have deemed necessary or advisable for the purpose of rendering the opinions expressed herein, including preparing or examining (a) the Registration Statement, (b) the Business Combination Agreement, (c) the Company’s Amended and Restated Certificate of Incorporation, (d) the Company’s proposed Second Amended and Restated Certificate of Incorporation (the “Proposed Charter”), (e) the Company’s bylaws, and (f) the Company’s proposed Amended and Restated Bylaws.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all parties executing documents had the power, corporate or other, to enter into and perform all obligations thereunder and the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate, (viii) the Proposed Charter, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date), will be duly acknowledged and executed and thereafter be duly filed with the Secretary of State of the State of Delaware in accordance with Section 103 of the General Corporation Law of the State of Delaware (“DGCL”), and no other certificate or document, other than the Certificate of Merger, as required under the DGCL, has been or, prior to the filing of the Proposed Charter, will be, filed by or in respect of the Company with the Secretary of State of the State of Delaware and the Company will pay all fees and other charges required to be paid in connection with the filing of the Proposed Charter, (ix) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded or be subject to any stop order, (x) the stockholders of the Company will approve, among other things, the adoption of the Business Combination Agreement and any ancillary documents thereto, and all transactions (including the Business Combination) contemplated therein, and (xi) all other necessary action will have been taken under the DGCL to authorize and permit the Business Combination, and the Business Combination shall have been consummated, or will be consummated concurrently with, the issuance of the Shares. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we advise you that, in our opinion, when the Shares have been issued upon the terms and conditions set forth in the Registration Statement and the Business Combination Agreement, the Shares will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America, and the DGCL.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the proxy statement/prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, /s/ Davis Polk & Wardwell LLP Davis Polk & Wardwell LLP

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